As filed with the Securities and Exchange Commission on October 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTYC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3826	02-0407755
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

85 Swanson Road

Boxborough, MA 01719

(978) 263-8000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Patrick J. Sullivan

President and Chief Executive Officer

Cytyc Corporation

85 Swanson Road

Boxborough, MA 01719

(978) 263-8000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Joseph G. Connolly, Jr., Esq.

Joseph E. Gilligan, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Security (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Debt Securities	(4)	(4)	(4)
Common Stock, par value $.01 per share	(4)	(4)	(4)
Preferred Stock, par value $.01 per share	(4)	(4)	(4)
Depositary Shares	(4)	(4)	(4)
Warrants (5)	(4)	(4)	(4)
Purchase Contracts (6)	(4)	(4)	(4)
Units (7)	(4)	(4)	(4)
Total	$400,000,000	100% (4)	$400,000,000 (8)	$50,680 (9)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of such indeterminate number or principal amount of the securities listed in this table, at such prices, as may be determined from time to time, as well as debt securities issuable upon the exercise of debt warrants so offered or sold, and shares of common stock issuable upon the exchange or conversion of debt securities or shares of preferred stock so offered or sold that are exchangeable for or convertible into shares of common stock or upon the exercise of common stock warrants or rights so offered, sold or distributed. This registration statement also covers debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants, purchase contracts and units.

(2)	In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $400,000,000, together with the other securities issued hereunder.

(3)	Estimated solely for purposes of calculating the registration fee under Rule 457 of the rules and regulations under the Securities Act of 1933, as amended.

(4)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(5)	The warrants covered by this registration statement may be debt warrants, common stock warrants or preferred stock warrants. Warrants may be sold separately or with debt securities, common stock, preferred stock or other securities registered hereunder.

(6)	Each purchase contract obligates Cytyc Corporation to sell, and the holder thereof to purchase, debt securities, shares of common stock, preferred stock, depositary shares or warrants of Cytyc Corporation.

(7)	Each unit consists of any combination of one or more of the securities being registered hereby and may include debt obligations of third parties, including U.S. Treasury securities.

(8)	The aggregate maximum offering price of all securities issued under this registration statement will not exceed $400,000,000. No separate consideration will be received for shares of common stock or preferred stock that are issued upon conversion or exchange of debt securities or shares of preferred stock registered hereunder.

(9)	Calculated under Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated                     , 2004

PROSPECTUS

$400,000,000

CYTYC CORPORATION

By this prospectus, we may offer from time to time:

•	debt securities

•	common stock

•	preferred stock

•	depositary shares

•	purchase contracts

•	units

•	warrants exercisable for debt securities, common stock or preferred stock

The aggregate initial offering price of these securities will not exceed $400,000,000. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or market, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

Our common stock is traded on The NASDAQ National Market under the symbol “CYTC.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you different information. You should not assume that the information in this prospectus, any prospectus supplement, or in any document incorporated by reference in this prospectus is correct as of any date other than the date on the front of those documents.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3, which can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” The registration statement on Form S-3 also includes exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the offered securities. Each time we sell the offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

When we refer to “Cytyc,” “we,” “us” or “our” in this prospectus, we mean Cytyc Corporation and its subsidiaries or, as the context may require, Cytyc Corporation only. In this prospectus, we refer to the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units collectively as “offered securities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or to be incorporated by reference herein contain statements concerning our future results and performance and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our operating results and financial condition have varied and may in the future vary significantly depending on a number of factors. Statements in this prospectus or in documents incorporated by reference which are not strictly historical statements, including, without limitation, statements regarding management’s expectations for future growth and plans and objectives for future management and operations, domestic and international marketing and sales plans, product plans and performance, research and development plans, regulatory uncertainties, potential savings to the healthcare system, management’s assessment of market factors, costs related to current or future litigation and successful integration of acquired businesses and technologies, as well as statements regarding our strategy and plans, constitute forward-looking statements that involve risks and uncertainties. In some cases these forward-looking statements can be identified by the use of words such as “may,” “will,” “would,” “should,” “expects,” “intends,” “plans,” “believes,” “anticipates,” “project,” “predict,” “potential” or the negative of these words or comparable words.

The factors listed under “Risk Factors” in the documents incorporated into this prospectus by reference could cause actual results to differ materially from those anticipated by these forward-looking statements. Such factors, among others, may have a material adverse effect upon our business, financial condition and results of operations. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC (other than any information furnished to the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete our offering of the offered securities described in this prospectus or the offering is otherwise terminated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2004;

•	our Current Reports on Form 8-K filed on March 5, 2004, March 17, 2004, March 22, 2004 (as amended on April 27, 2004), March 29, 2004, June 10, 2004, July 12, 2004 and October 19, 2004; and

•	the description of our common stock contained in our Registration Statements on Form 8-A filed on January 16, 1996 and August 29, 1997 (as amended by Form 8-A/A dated December 17, 1998 and Exhibit 4.4 to Form 10-Q dated November 12, 2003).

You may request a copy of these filings, at no cost, by writing to or telephoning Cytyc Corporation at 85 Swanson Road, Boxborough, Massachusetts 01719 (Telephone: 978/263-8000) until November 30, 2004 and at 250 Campus Drive, Marlboro, Massachusetts 01752 (Telephone: 978/263-2900) thereafter.

CYTYC CORPORATION

We are a medical device company that designs, develops, manufactures, and markets innovative and clinically effective products primarily focused on women’s health. Our products cover a range of women’s health applications including cervical cancer screening, breast cancer risk assessment and treatment of excessive menstrual bleeding. We operate our business in two operating segments — diagnostic products and surgical products. Our diagnostics products business provides the ThinPrep® System, the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep 2000 Processor, ThinPrep 3000 Processor, ThinPrep Imaging System, and related reagents, filters, and other supplies. In addition to the automated preparation of cervical cell specimens on microscope slides for use in cervical cancer screening, our ThinPrep System also allows for the automated preparation of other cell specimens on microscope slides for use in general, non-gynecological diagnostic applications. The ThinPrep System provides the platform from which we have launched our expansion into breast cancer risk assessment with the FirstCyte® Breast Test.

Our surgical products business manufactures and markets the NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure System, an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding. The NovaSure System allows physicians to treat women who suffer from excessive menstrual bleeding in a minimally invasive manner to eliminate or reduce their bleeding to normal levels. This business was created following our acquisition of Novacept, a California corporation, in March 2004. The NovaSure System is marketed and sold primarily to hospitals and outpatient surgery centers in the United States.

We were incorporated in Delaware in 1987. Our principal executive offices are located at 85 Swanson Road, Boxborough, Massachusetts 01719 (Telephone: 978/263-8000) until November 30, 2004 and will be located at 250 Campus Drive, Marlboro, Massachusetts 01752 (Telephone: 978/263-2900) thereafter. Our web site is located at http://www.cytyc.com. The information contained on our web site is not a part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including future acquisitions, capital expenditures and working capital. Until we apply the net proceeds for specific purposes, we may invest such net proceeds in short-term or marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,										Six Months Ended June 30,
	1999		2000		2001		2002		2003		2003		2004
Ratio of earnings to fixed charges	12.5	x	71.8	x	65.3	x	108.1	x	134.0	x	157.9	x	22.5	x

(1)	For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net income before income taxes plus fixed charges. Fixed charges consist of interest on all debt, amortization of deferred financing costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense, which management believes is a reasonable approximation of the interest component).

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the offered securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed.

We may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts; and/or

•	units.

The total dollar amount of all offered securities that we may issue under this prospectus will not exceed $400,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all offered securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Cytyc.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to senior debt of Cytyc, as described below under “—Ranking—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.”

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939.

Each indenture will be between Cytyc and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “Description of Debt Securities” relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. The senior debt indenture and the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, are or will be filed with the SEC as exhibits to the registration statement that includes this prospectus or filed with the SEC by a Current Report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular material terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

(1)	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

(2)	the amount of debt securities issued and any limit on the amount that may be issued;

(3)	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued or whether the debt securities will be offered on a variable price basis;

(4)	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

(5)	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

(6)	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

(7)	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

(8)	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

(9)	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

(10)	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(11)	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

(12)	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

(13)	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

(14)	whether the debt securities will be issued in certificated or book-entry form;

(15)	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

(16)	if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

(18)	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

(19)	whether the debt securities can be converted into or exchanged for other securities of Cytyc and the related terms and conditions;

(20)	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

(21)	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

(22)	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(23)	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

(24)	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction or a change of control involving Cytyc. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Cytyc that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Debt Securities,” the term “subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by Cytyc or by one or more other subsidiaries of Cytyc. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of Cytyc in a liquidation or dissolution of Cytyc, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Cytyc, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision will be made for such payment in cash) before any payments may be made on the subordinated debt securities. In addition, if the principal of and accrued interest on any subordinated debt securities become due and payable upon the occurrence of an event of default with respect to such subordinated debt securities, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision will be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of Cytyc may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to Cytyc, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

(1)	“existing senior debt,” which means indebtedness of Cytyc in the amount of $250 million evidenced by 2.25% senior convertible notes due 2024 issued under an indenture dated as of March 22, 2004;

(2)	other indebtedness of Cytyc evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

(3)	indebtedness of Cytyc for money borrowed or represented by purchase-money obligations, as defined below;

(4)	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

(5)	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire;

(6)	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

(7)	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

(8)	all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

(9)	deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (8) above.

However, clauses (1) through (9) above exclude:

•	the subordinated debt securities;

•	any indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•	any indebtedness, obligation or liability which is subordinated to indebtedness of Cytyc to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	unless otherwise expressly provided in the terms thereof, any indebtedness of Cytyc to its subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in an indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

The debt securities will be structurally subordinated to all indebtedness and other liabilities and preferred equity of Cytyc’s subsidiaries, since any right of Cytyc to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors and preferred equity holders. If Cytyc itself is recognized as a creditor of that subsidiary, the claims of Cytyc would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by Cytyc.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms, if any, described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (1) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (2) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

(1)	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

(1)	the investor cannot have debt securities registered in his or her own name;

(2)	the investor cannot receive physical certificates for his or her debt securities;

(3)	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

(4)	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

(5)	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

(6)	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1)	either:

•	Cytyc is the continuing entity; or

•	the successor entity, if other than Cytyc, formed by or resulting from any consolidation or merger, or which has received the transfer of Cytyc’s assets, is incorporated in the United States and expressly assumes the due and punctual performance and observance of all of the covenants and conditions contained in the indentures and payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities; and

(2)	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of Cytyc or any subsidiary as a result of that transaction as having been incurred by Cytyc or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any “event risks” or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Certain Other Covenants

Existence

Except as described above under “–Merger, Consolidation or Sale of Assets,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights under our certificate of incorporation and by-laws and any applicable statute, and franchises, but we will not be required to preserve any right or franchise if we determine that our preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

Maintenance of Properties

We will be required to cause all of our properties that are used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause all necessary repairs, renewals, replacements, and improvements of those properties to be made, all as in our judgment may be necessary for the conduct of our business, but we will not be prevented from discontinuing the operations and maintenance of any of our properties if we determine that such discontinuance is desirable in the conduct of our business.

Additional Covenants and/or Modifications to the Covenants Described Above

Any additional covenants of Cytyc and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain provisions which restricts us from, among other things:

(1)	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

(2)	paying dividends or making other distributions on our capital stock; or

(3)	purchasing or redeeming our capital stock; or

(4)	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

(1)	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

(2)	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

(3)	default in making any sinking fund payment when due, for any debt security of the series;

(4)	default in the performance or breach of any other covenant or warranty of Cytyc contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

(5)	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Cytyc or its property; and

(6)	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series occurs and is continuing, then in every case other than in the case described in clause (5) above, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series (each series voting as a separate class in the cases described in clauses (1), (2), (3) and (6) above, and all such series voting as one class in the case described in clause (4)) will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders.

If an event of default described in clause (4) above with respect to all debt securities outstanding, or an event of default described in clause (5), occurs and is continuing, then the applicable trustee or the holders of not less than 25% in aggregate principal amount of all of the outstanding debt securities (voting as one class) will have the right to declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series) of all debt securities then outstanding to be due and payable immediately by written notice to us, and to the applicable trustee if given by holders.

At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

(1)	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

(2)	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

(1)	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

(2)	in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, or premium, if any, or interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee security or indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series issued under that indenture that is affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders of debt securities of such series issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1)	except as described in the prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security or any additional amounts;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities;

(2)	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture;

(3)	in the case of subordinated debt securities, modify any of the subordination provisions applicable to any series of subordinated debt securities or the definition of “senior debt” applicable to such series in a manner adverse to the holders of such series of subordinated debt securities; or

(4)	modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by Cytyc with specific covenants in the indenture.

Cytyc and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to Cytyc as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

(2)	to add to the covenants of Cytyc for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Cytyc in the indenture;

(3)	to add events of default for the benefit of the holders of all or any series of debt securities;

(4)	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5)	to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

(6)	to secure or provide for the guarantee of the debt securities;

(7)	to establish the form or terms of debt securities of any series and any related coupons;

(8)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

(9)	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities of any series issued under that indenture in any material respect;

(10)	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(11)	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series, including, among other things, to safeguard or provide for the conversion or exchange rights of such debt securities in the event of any reclassification or change of outstanding shares of common stock or any merger, consolidation, statutory share exchange or combination or any sale, transfer or other disposition of all or substantially all of our properties and assets or other similar transactions;

(12)	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

(13)	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

(14)	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by Cytyc or any other obligor upon the debt securities or any affiliate of Cytyc or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in the applicable indenture relating to defeasance and covenant defeasance are applicable to the debt securities of or within any series, we may elect either:

(1)	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

(2)	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

Such defeasance or covenant defeasance will only be permitted to be established if, among other things:

(1)	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

(2)	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

(3)	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Cytyc is a party or by which it is bound;

(4)	certain other applicable provisions set forth in the indenture are met;

(5)	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

(6)	in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “Ranking—Subordination of Subordinated Debt Securities” would prevent Cytyc from making payments of principal of and premium, if any, and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement, during the extension period neither we nor any of our subsidiaries may:

(1)	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

•	purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock;

•	in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

•	dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock; or

•	any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

(2)	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities; or

(3)	make any guarantee payments regarding the foregoing.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period.

We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the senior debt securities or the subordinated debt securities. If we do exercise this right, however, we will give the holders of senior debt securities and subordinated debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to The NASDAQ Stock Market, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment.

Regarding the Trustees

The initial trustee under the senior and subordinated indentures will be The Bank of New York, a New York banking corporation. From time to time, we may enter into banking or other relationships with The Bank of New York or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of the common stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, each of which we will make available upon request.

General

Under our certificate of incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of October 21, 2004, we had outstanding 111,649,953 shares of common stock and options to purchase 19,836,258 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Except as otherwise required by law or provided in the certificate of incorporation, holders of our common stock are entitled to vote together with holders of preferred stock as a single class, subject to any special or preferential voting rights of any then outstanding preferred stock. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting.

Liquidation Rights

In the event of any dissolution, liquidation or winding up of the affairs of Cytyc, whether voluntary or involuntary, the holders of our common stock will become entitled to receive an equal portion of our net assets available for distribution to the holders of common stock, subject to any preferential rights of any then outstanding preferred stock.

Dividends

Dividends may be declared and paid on our common stock from funds lawfully available therefore as and when determined by our board of directors and subject to any preferential dividend rights of any then outstanding preferred stock. However, we have never paid any cash dividends.

No Preemptive or Conversion Rights

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that may have the effect of discouraging, delaying or preventing a change in control of our company or unsolicited acquisition proposals that a holder of the offered securities might consider favorable.

Undesignated Preferred Stock. Our board of directors has the authority to issue preferred stock having voting or conversion rights that could adversely affect the voting power of the holders of our common stock, and the issuance of preferred stock could be used, under certain circumstances, to render more difficult or discourage a hostile takeover of our company.

Stockholder Meetings. Our certificate of incorporation and bylaws provides that a special meeting of stockholders may be called only by the President, the Chairman of our board of directors or a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Elimination of Stockholder Action by Written Consent. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Election and Removal of Directors. Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. Once elected, directors may be removed without cause only by the holders of at least 75% of the shares then entitled to vote at an election of directors and may be removed with cause only by the holders of at least a majority of the shares then entitled to vote at an election of directors. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of directors. In addition, under our certificate of incorporation and bylaws, the directors may enlarge the size of our board of directors and fill any vacancies on the board.

Amendment of Provisions in Our Organizational Documents. Our certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in an election of directors is required to (1) reduce or eliminate the number of authorized shares of our common stock or preferred stock set forth in the certificate of incorporation or (2) amend certain other provision of the certificate of incorporation relating to the board of directors and indemnification. Our certificate of incorporation also provides that our bylaws may be amended by the board of directors or by the stockholders if approved by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in an election of directors.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with “interested” stockholders for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested” stockholder is a person who, alone or together with his affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

The foregoing provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that might result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions that holders of offered securities may otherwise deem to be in their best interests.

Stockholders Rights Plan

On August 6, 1997, our board of directors declared a dividend of one preferred stock purchase right for each outstanding share of our common stock to holders of record at the close of business on September 5, 1997. The description and the terms of the rights are set forth in a rights agreement between us and EquiServe Trust Company, N.A., as successor to BankBoston, N.A. as rights agent, dated as of August 27, 1997, as amended (the “rights agreement”). Each right entitles the holder to purchase from us a unit consisting of one one-hundredth of a share of series A junior participating preferred stock, $.01 par value, at a purchase price of $110 per unit, subject to adjustment. The rights are not exercisable or transferable apart from our common stock until (a) 10 days after the public announcement that a person or group (as defined in the rights agreement, an “Acquiring Person”) has acquired 15% or more of our common stock, (b) 10 business days after the commencement of, or the first public announcement of the intention to commence, a tender offer which would increase the beneficial ownership of a person or group to 15% or more of our common stock or (c) 10 business days after the determination by our board of directors that a person is an Adverse Person (as such term is defined in the rights agreement). After any person or group has become an Acquiring Person or Adverse Person, except as provided in the rights agreement, each right entitles the holder (other than the Acquiring Person or the Adverse Person) to purchase, at the exercise price, that number of shares of our common stock having a market price of two times the exercise price. If we are acquired in a merger or other business combination transaction, except as provided in the rights agreement, each exercisable right entitles the holder (other than the Acquiring Person or the Adverse Person) to purchase, at the exercise price, that number of shares of common stock of the acquiring company having a market price of two times the exercise price of the right.

Our board of directors may redeem the rights for $.01 per right at any time before the tenth day following the public announcement by either we or an Acquiring Person that a person or group has become an Acquiring Person. However, the rights may not be redeemed if our board of directors determines that a person or group has become an Adverse Person. The rights expire on September 5, 2007.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us. The rights, however, would not interfere with any merger or other business combination approved by the board of directors since the board may, at its option, at any time prior to any person becoming an acquiring person, redeem all rights or amend the rights agreement to exempt the person from the rights agreement.

A copy of the rights agreement has been filed with the SEC. See “Where You Can Find More Information” for information on where you can obtain a copy. This summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement.

Indemnification

Some provisions of Delaware law and our certificate of incorporation and bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Cytyc, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

We have obtained directors and officers liability insurance for the benefit of our directors and officers.

In addition, we enter into indemnification agreements with our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Delaware law. Such indemnification agreements obligate us to indemnify a director or an executive officer if he or she:

•	is or may become a party to any proceeding, on account of his or her services as our director, officer, employee, agent or fiduciary or as a director, officer, employee, agent or fiduciary of any other company or enterprise when serving in such capacities at our request, against all expenses reasonably incurred by such director or executive officer in connection with the defense or settlement of such proceeding, but only if such director or executive officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Cytyc and, in the case of a criminal action or proceeding, if such director or executive officer had no reasonable cause to believe that his or her conduct was unlawful;

•	is or may become a party to any proceeding by or in the name of Cytyc to procure a judgment in its favor, on account of his or her services as our director, officer, employee, agent or fiduciary, against all expenses reasonably incurred by such director or executive officer in connection with the defense or settlement of such proceeding, but only if such director or executive officer acted in good faith and in a manner which such director or executive officer reasonably believed to be in or not opposed to the best interests of Cytyc, except no indemnification for expenses need be made in respect of any claim in which such director or executive officer is adjudged liable to Cytyc unless a court in which the proceeding is brought determines otherwise; and

•	has been successful on the merits or otherwise in defense of any proceeding or claim against all expenses reasonably incurred.

The indemnity agreements also provide that we will not be obligated to indemnify the directors and executive officers if (1) such indemnification is prohibited by Delaware law, (2) payment is actually made to the director or executive officer under a valid and collectible insurance policy or indemnity clause, by-law or agreement of Cytyc or any other company or enterprise on whose board the director or executive officer serves at our request (except for any indemnity exceeding the payment under such insurance, indemnity clause, by-law or agreement) or (3) such indemnification is in connection with a proceeding initiated by the director or executive officer, except for a proceeding to enforce his or her rights under the indemnification agreement, unless the proceeding was authorized by our board of directors.

Transfer Agent and Registrar

EquiServe Trust Company, N.A. is the transfer agent and registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, the applicable certificate of designation to our certificate of incorporation (determining the terms of the related series of preferred stock) and our bylaws, each of which we will make available upon request.

General

Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this prospectus, no shares of preferred stock are outstanding. However, the board of directors has designated 200,000 shares of preferred stock as our Series A junior participating preferred stock. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Cytyc.

Series A Junior Participating Preferred Stock

Our series A junior participating preferred stock was authorized in connection with the rights agreement described under “Description of Common Stock—Stockholders Rights Plan.” As of the date of this prospectus, 200,000 shares were designated as our Series A junior participating preferred stock and no shares have been issued.

Terms of the Preferred Stock that We May Offer and Sell to You

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to such issues. You should refer to the certificate of designation of the class or series of preferred stock being offered for the specific terms of that class or series, which terms will be summarized in the applicable prospectus supplement, including:

(1)	the title and stated value of the preferred stock being offered;

(2)	the number of shares of preferred stock being offered, their liquidation preference per share and their purchase price;

(3)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

(4)	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

(5)	the procedures for any auction and remarketing, if any, for the preferred stock being offered;

(6)	the provisions for a sinking fund, if any, for the preferred stock being offered;

(7)	the provisions for redemption, if applicable, of the preferred stock being offered;

(8)	any listing of the preferred stock being offered on any securities exchange or market;

(9)	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

(10)	voting rights, if any, of the preferred stock being offered;

(11)	whether interests in the preferred stock being offered will be represented by depositary shares and, if so, the terms of those shares;

(12)	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;

(13)	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Cytyc;

(14)	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Cytyc; and

(15)	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Rank

Unless otherwise specified in the applicable certificate of designation and summarized in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of Cytyc, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each class or series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted by the applicable certificate of designation and summarized in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable certificate of designation. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable certificate of designation and the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Cytyc, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of Cytyc be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Cytyc.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable certificate of designation and summarized in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the certificate of designation.

The certificate of designation relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable certificate of designation. If the redemption price for preferred stock of any class or series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable certificate of designation.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed, and

•	we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for our stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of Cytyc;

provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Cytyc, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of Cytyc, the holders of each class or series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable certificate of designation and summarized in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of Cytyc with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of Cytyc, will not be deemed to constitute a liquidation, dissolution or winding up of Cytyc.

Voting Rights

Holders of preferred stock will have voting rights as provided in the certificate of designation or the resolutions establishing such class or series and as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of Cytyc, including, without limitation, common stock, debt securities, another series of preferred stock, or any combination of the foregoing will be set forth in the applicable certificate of designation relating to the preferred stock and summarized in the applicable prospectus supplement. The terms will include the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the class or series of preferred stock.

Transfer Agent and Registrar

EquiServe Trust Company, N.A. will be the transfer agent and registrar for the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled to that property, subject to the obligations of holders to file proofs, certificates and other information and to pay some charges and expenses to the depositary, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If we redeem shares of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of our common stock, other shares of our preferred stock or other of our equity or debt securities, and we will agree that upon receipt of those instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the based upon the closing price of the common shares on the last business day prior to the conversion.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Cytyc and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each share of the related preferred stock shall have been converted into our securities not represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither Cytyc nor the depositary will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both Cytyc and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of Cytyc and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. Cytyc and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. Cytyc and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

Cytyc, each depositary and any agent of Cytyc or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes,

including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

(1)	the title of the warrants;

(2)	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

(3)	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

(4)	the price or prices at which the warrants will be issued;

(5)	the aggregate number of warrants;

(6)	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

(7)	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

(8)	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

(9)	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

(10)	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

(11)	the currency or currencies, including composite currencies, on which the exercise price of the warrants may be payable;

(12)	the maximum or minimum number of warrants which may be exercised at any time;

(13)	information with respect to book-entry procedures, if any; and

(14)	any other terms of such warrants, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt securities, shares of preferred stock, or shares of common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants we will offer. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of global securities will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to ownership interests of participants) and records of the participants (with respect to ownership interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of global securities will not:

•	be entitled to have any of the individual securities of the series represented by such global security registered in their names;

•	receive or be entitled to receive physical delivery of any such securities in definitive form; and

•	be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of global securities for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

The following summary of our plan for distributing the securities offered under this prospectus will be supplemented by a description of our specific plan for each offering in the applicable prospectus supplement relating to such offering. Such description will include, among other things, the terms of the underwriting arrangements applicable to such offering.

We may sell the offered securities in any of the following ways:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. Any agent designated by us, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we must have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such contracts.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Hogan & Hartson L.L.P., Washington, D.C.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Cytyc’s Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph describing a change in accounting principle with respect to goodwill in the year ended December 31, 2002 and certain revisions, resulting from the change in accounting principle, to disclosures in the financial statements for the year ended December 31, 2001 which were audited by other auditors who have ceased operations, as disclosed in Note 2 to the consolidated financial statements), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003 and June 30, 2004 and 2003 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Cytyc’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

Cytyc’s consolidated financial statements for the year ended December 31, 2001, incorporated into this prospectus by reference to Cytyc’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Arthur Andersen LLP, our former independent certified public accountants, as stated in their report incorporated herein by reference to Cytyc’s Annual Report on Form 10-K for the year ended December 31, 2003. See “Risk Factors—Risks related to our business and our industry—You are unlikely to be able to seek remedies against Arthur Andersen LLP, our former independent auditor.”

The consolidated financial statements of Novacept as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, included in Cytyc’s Current Report on Form 8-K/A dated as of April 27, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. The Novacept consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

Estimated fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the offered securities are as follows:

SEC registration fee	$50,680
Printing and duplicating expenses	2,000
Legal fees and expenses	80,000
Accounting fees and expenses	25,000
Trustees’ and depositary fees and expenses	15,000
Miscellaneous	7,320

Total	$180,000

ITEM 15.	Indemnification of Directors and Officers

The Delaware General Corporation Law and Cytyc’s Third Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws provide for indemnification of Cytyc’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Cytyc, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

Cytyc has obtained directors and officers liability insurance for the benefit of its directors and officers.

In addition, Cytyc enters into indemnification agreements with its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the Delaware General Corporation Law. Such indemnification agreements obligate Cytyc to indemnify a director or an executive officer if he or she:

•	is or may become a party to any proceeding, on account of his or her services as Cytyc’s director, officer, employee, agent or fiduciary or as a director, officer, employee, agent or fiduciary of any other company or enterprise when serving in such capacities at Cytyc’s request, against all expenses reasonably incurred by such director or executive officer in connection with the defense or settlement of such proceeding, but only if such director or executive officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Cytyc and, in the case of a criminal action or proceeding, if such director or executive officer had no reasonable cause to believe that his or her conduct was unlawful;

•	is or may become a party to any proceeding by or in the name of Cytyc to procure a judgment in its favor, on account of his or her services as Cytyc’s director, officer, employee, agent or fiduciary, against all expenses reasonably incurred by such director or executive officer in connection with the defense or settlement of such proceeding, but only if such director or executive officer acted in good faith and in a manner which such director or executive officer reasonably believed to be in or not opposed to the best interests of Cytyc, except no indemnification for expenses need be made in respect of any claim in which such director or executive officer is adjudged liable to Cytyc unless a court in which the proceeding is brought determines otherwise; and

•	has been successful on the merits or otherwise in defense of any proceeding or claim against all expenses reasonably incurred.

The indemnity agreements also provide that we will not be obligated to indemnify the directors and executive officers if (1) such indemnification is prohibited by Delaware law, (2) payment is actually made to the director or executive officer under a valid and collectible insurance policy or indemnity clause, by-law or agreement of Cytyc or any other company or enterprise on whose board the director or executive officer serves at our request (except for any indemnity exceeding the payment under such insurance, indemnity clause, by-law or agreement) or (3) such indemnification is in connection with a proceeding initiated by the director or executive officer, except for a proceeding to enforce his or her rights under the indemnification agreement, unless the proceeding was authorized by Cytyc’s board of directors.

ITEM 16.	Exhibits

Exhibit Number		Description of Document

1.1	*	Form of Underwriting Agreement with respect to the Debt Securities.

1.2	*	Form of Common Stock Underwriting Agreement.

1.3	*	Form of Preferred Stock Underwriting Agreement.

1.4	*	Form of Depositary Shares Underwriting Agreement.

1.5	*	Form of Warrants Underwriting Agreement.

1.6	*	Form of Purchase Contracts Underwriting Agreement.

1.7	*	Form of Units Underwriting Agreement.

4.1	*	Form of Certificate of Designations.

4.2		Form of Senior Debt Indenture

4.3		Form of Subordinated Debt Indenture.

4.4	*	Form of Deposit Agreement for Depositary Shares.

4.5	*	Form of Warrant Agreement.

4.6	*	Form of Purchase Contract Agreement (including form of related security certificate).

4.7	*	Form of Unit Agreement.

4.8	(1)	Specimen of Common Stock Certificate.

4.9	*	Specimen of Preferred Stock Certificate.

4.10	*	Form of Depositary Receipt (included as part of Exhibit 4.4).

4.11	*	Form of Warrant Certificate (included as part of Exhibit 4.5).

4.12	*	Form of Unit Certificate (included as part of Exhibit 4.7).

5.1		Opinion of Hogan & Hartson L.L.P.

12.1		Computation of Ratios of Earnings to Fixed Charges.

15.1		Letter regarding Unaudited Interim Financial Information.

23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1		Power of Attorney (included in signature page).

25.1		Form T-1 of The Bank of New York, as the Trustee under the Senior Debt Indenture.

25.2		Form T-1 of The Bank of New York, as the Trustee under the Subordinated Debt Indenture.

*	To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

(1)	Incorporated herein by reference to the exhibits to our Registration Statement on Form S-1 (File No. 333-00300).

ITEM 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Boxborough, Commonwealth of Massachusetts, on October 27, 2004.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Patrick J. Sullivan, A. Suzanne Meszner-Eltrich and Leslie Teso-Lichtman, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933, of securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 27, 2004.

Signature	Title

/s/ Patrick J. Sullivan Patrick J. Sullivan	Chief Executive Officer (Principal Executive Officer), President, and Chairman of the Board of Directors

/s/ Leslie Teso-Lichtman Leslie Teso-Lichtman	Vice President, Controller and Acting Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ William McDaniel William McDaniel	Vice Chairman of the Board of Directors and Lead Independent Director

/s/ Walter E. Boomer Walter E. Boomer	Director

/s/ Sally W. Crawford Sally W. Crawford	Director

/s/ Brock Hattox Brock Hattox	Director

/s/ Daniel J. Levangie Daniel J. Levangie	Executive Vice President and Director

/s/ Joseph B. Martin, M.D., Ph.D Joseph B. Martin, M.D., Ph.D	Director

/s/ Marla S. Persky Marla S. Persky	Director

/s/ Wayne Wilson Wayne Wilson	Director

INDEX TO EXHIBITS

Exhibit Number		Description of Document

1.1	*	Form of Underwriting Agreement with respect to the Debt Securities.

1.2	*	Form of Common Stock Underwriting Agreement.

1.3	*	Form of Preferred Stock Underwriting Agreement.

1.4	*	Form of Depositary Shares Underwriting Agreement.

1.5	*	Form of Warrants Underwriting Agreement.

1.6	*	Form of Purchase Contracts Underwriting Agreement.

1.7	*	Form of Units Underwriting Agreement.

4.1	*	Form of Certificate of Designations.

4.2		Form of Senior Debt Indenture

4.3		Form of Subordinated Debt Indenture.

4.4	*	Form of Deposit Agreement for Depositary Shares.

4.5	*	Form of Warrant Agreement.

4.6	*	Form of Purchase Contract Agreement (including form of related security certificate).

4.7	*	Form of Unit Agreement.

4.8	(1)	Specimen of Common Stock Certificate.

4.9	*	Specimen of Preferred Stock Certificate.

4.10	*	Form of Depositary Receipt (included as part of Exhibit 4.4).

4.11	*	Form of Warrant Certificate (included as part of Exhibit 4.5).

4.12	*	Form of Unit Certificate (included as part of Exhibit 4.7).

5.1		Opinion of Hogan & Hartson L.L.P.

12.1		Computation of Ratios of Earnings to Fixed Charges.

15.1		Letter regarding Unaudited Interim Financial Information.

23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3		Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1		Power of Attorney (included in signature page).

25.1		Form T-1 of The Bank of New York, as the Trustee under the Senior Debt Indenture.

25.2		Form T-1 of The Bank of New York, as the Trustee under the Subordinated Debt Indenture.

*	To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).

(1)	Incorporated herein by reference to the exhibits to our Registration Statement on Form S-1 (File No. 333-00300).